UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2008

REPLIGEN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-14656	04-2729386
(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street, Building #1, Suite 100, Waltham, Massachusetts	02453
(Address of Principal Executive Offices)	(Zip Code)

(781) 250-0111

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2008, Repligen Corporation (“Repligen”) appointed William Kelly, CPA, 37, as Vice President, Finance and Administration. From 2001 to 2008, Mr. Kelly worked for Haemonetics Corporation, a publicly-held medical device manufacturer in Braintree, Massachusetts, where he held the position of Corporate Controller since 2005 and Assistant Corporate Controller from 2001 to 2005. Prior to Haemonetics, Mr. Kelly held the position of Corporate Controller for SiteScape Corporation. In addition, Mr. Kelly previously worked for Deloitte and Touche LLP, most recently as audit manager, as well as Ernst & Young LLP.

On February 29, 2008, Repligen entered into an offer letter (“Offer Letter”) for employment with William Kelly. Mr. Kelly’s arrangement with Repligen provides for employment “at will” with an initial base salary of $190,000 per year and participation in Repligen’s Executive Incentive Compensation Plan with a target bonus of 25% of base salary. Mr. Kelly will be granted a stock option on his first day of employment (the “Grant Date”) exercisable for 100,000 shares of Repligen’s common stock at the closing price on the Grant Date. The option will vest over a 5-year period from the Grant Date. On his first day of employment, Mr. Kelly will also be granted 5,000 shares of restricted Repligen common stock which vest one year from the Grant Date. Mr. Kelly is eligible for participation in any and all benefit programs that Repligen makes available to its employees, including health, dental and life insurance to the extent that he meets applicable eligibility requirements. Mr. Kelly is entitled to four weeks paid vacation yearly.

No family relationships exist between Mr. Kelly, and any director or executive officer of Repligen. Since the beginning of Repligen’s last fiscal year and other than entry into the Offer Letter, Mr. Kelly has not had any transactions (i) with Repligen, (ii) with any of Repligen’s directors, nominees for election as a director or executive officers, (iii) with any security holder who is known to Repligen to own of record or beneficially more than five percent of any class of the Repligen’s voting securities, or (iv) with any member of the immediate family of any of the foregoing persons in amounts greater than $120,000, nor is there contemplation of any such transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Date: April 1, 2008	By:	/s/ Walter C. Herlihy
Walter C. Herlihy
Chief Executive Officer and President